Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

      We consent to the incorporation by reference in this Registration Statement of DRDGOLD Limited on Form F-4 of our report dated September 29, 2003, appearing in the Amendment No. 1 to the Annual Report on Form 20-F of Durban Roodepoort Deep, Limited for the year ended June 30, 2004 and to the reference to our firm under the heading “Experts” in this Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche

Deloitte & Touche

Johannesburg, Republic of South Africa

December 17, 2004